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                                                                       EXHIBIT N

INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC.:


We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 33-50861 of our report dated September 29, 1995 and to the references to us under the caption "Financial Highlights," which appears in the Prospectus, which is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey

November 2, 1995